Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:

Greg A. Gadel, Executive Vice President,

Chief Financial Officer

BUCA, Inc.

(612) 225-3423

ggadel@bucainc.com

BUCA, INC. ANNOUNCES RESIGNATION OF GREG GADEL;

GADEL TO ASSIST IN TRANSITION TO NEW CFO

MINNEAPOLIS (Dec. 2, 2004) BUCA, Inc. (NASDAQ: BUCA) today announced that Greg A. Gadel, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, is resigning from the company. It is expected that Mr. Gadel will continue in his current capacity during a transition period. The company will commence a national search for a new Chief Financial Officer.

Wally Doolin, Chief Executive Officer and President stated, “Greg has accepted the position of President of a local restaurant company, Parasole Restaurant Holdings, Inc. We greatly appreciate Greg’s financial leadership at Buca, Inc. for the last eight years. Although Greg will be missed, I’m supportive of the opportunity for him and wish him the best in his new position.”

BUCA, Inc., a public company headquartered in Minneapolis, owns and operates 106 highly acclaimed immigrant Southern Italian restaurants under the names Buca di Beppo and Vinny T’sof Boston in 30 states and the District of Columbia.